Andatee China Marine Fuel Services Corporation

Underwriting Agreement

_______________, 2009

Rodman & Renshaw LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Newbridge Securities Corporation
1451 West Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309
As Representatives of the several
   Underwriters named in Schedule I hereto

Dear Sirs:

Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”) for whom you are acting as Representatives (the “Representatives”), an aggregate of __________ shares (the “Firm Shares”) of the Company’s common stock (the “Common Stock”).  Rodman & Renshaw, LLC (“Rodman”) and Newbridge Securities Corporation (“NSC”) are acting as the co-managing underwriters of the offering (the “Managers”).  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $______ per Firm Share.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-161577), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities (as hereinafter defined), and such amendments thereof as may have been required to the date of this Underwriting Agreement (the “Agreement”).  The Company has heretofore delivered copies of the Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus to you.  The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules.  The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, all financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final Prospectus (as hereinafter defined) filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Shares (as hereinafter defined) pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Regulations is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable (the “Offering”).  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.           Sale, Purchase, Delivery, and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)           The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per Share (net of discounts and commissions) (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriters under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

(b)           For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional ________ Shares from the Company (“Over-allotment Option”).  Such additional ________ Shares are hereinafter referred to as “Option Shares.”  The Firm Shares and the Option Shares are hereinafter referred to as the “Securities.”  The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1(a) hereof.

The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full business days nor earlier than two (2) full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of the Managers or at such other place as shall be agreed upon by the Company and the Representatives.  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

(c)           Payment of the purchase price for, and delivery of the certificates for, the Firm Shares shall be made at 10:00 A.M., Eastern time, on ___________, 2009, or such other date, not later than the fifth (5th) business day thereafter, or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of the Managers or at such other place as shall be agreed upon by the Representatives and the Company.  The hour and date of delivery and payment for the Firm Shares are called the “Closing Date.”  Payment for the Firm Shares shall be made on the Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full business days prior to the Closing Date.  The Company will permit the Representatives to examine and package the Firm Shares for delivery at least one (1) full business day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representatives for all the Firm Shares.

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, the Option Shares shall be made on the Option Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the Company at the offices of Rodman or at such other place as shall be agreed upon by the Representatives and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters.  The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as the Representatives request not less than two (2) full business days prior to the Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full business day prior to the Option Closing Date.

(d)           On the Closing Date the Company shall sell and issue to the Representatives (and/or its designees) for a total purchase price of $100.00, options entitling the Representatives or their assigns to purchase ________ Shares at a price of  $_____ per Share, which is equal to [      ]% of the public offering price of the Shares (the “Representatives’ Warrants”).  The terms of the Representatives’ Warrants, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, shall be in the form filed as an exhibit to the Registration Statement of the Company.

The Representatives’ Warrants shall be exercisable, in whole or in part, commencing six (6) months from the Effective Date and expiring on the five-year anniversary of the Effective Date.  The Representatives’ Warrants may not be may not be sold, transferred, assigned, pledged or hypothecated until one hundred eighty (180) days after the Effective Date, except in accordance with Rule 5110 of the FINRA Conduct Rules.

Payment of the purchase price of, and delivery of the certificates for, the Representatives’ Warrants shall be made on the Closing Date.  The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives’ Warrants in the name or names and in such authorized denominations as the Representatives may request.  The Representatives’ Warrants and all of the shares of common stock underlying the Representatives’ Warrants are referred to herein as the “Representatives’ Securities.”

2.           Representations and Warranties of the Company.  For your own independent business reasons, you have required the Company to make the following representations and warranties as a condition to agreeing to execute this Agreement.  You understand, and anyone reviewing this Agreement should understand, that disclosure regarding the Company and its business is contained in the Prospectus or Registration Statement, and that no representation, warranty, covenant or agreement contained in this Agreement is intended or construed to modify the disclosure about the Company and its business contained in the Prospectus or the Registration Statement.  The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a)           At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules, and will in all material respects conform to the requirements of the Securities Act and the Rules; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, none of the representations and warranties made in this Section 2(a) shall apply to statements made or statements omitted from the Registration Statement, Prospectus or any preliminary prospectus (or any amendments or supplements thereto) in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the Underwriters appearing in the “Underwriting” section of the Prospectus and the following additional disclosures contained in the “Underwriting” section of the Prospectus:  [___________________________________________] (the “Underwriters’ Information”).

(b)           The Company has filed with the Commission a Form 8-A registration statement providing for the registration of the Securities under the Exchange Act, which registration statement complies in all material respects with the Exchange Act.  The registration of the Securities under the Exchange Act has been declared effective by the Commission on the date hereof.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c)           The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(d)           No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since its inception prior to the date hereof, except as disclosed in the Registration Statement.

(e)           The disclosures in the Registration Statement summarizing the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct summaries in all material respects and do not omit to state a material fact.

(f)           The statistical and related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(g)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company’s senior management or director has resigned from any position with the Company.

(h)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

(i)           Jewett, Schwartz & Wolfe (“JSW”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Securities Act and the Rules, and such accountants, to the best of the Company’s knowledge, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.  JSW has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company non-audit-services, such term is used in Section 10A(g) of the Exchange Act.

(j)           The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.  The Registration Statement discloses all off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or a material future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(k)           The Company had at the date or dates indicated in the Prospectus the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus.  Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(l)           All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement. The holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders and none of such securities were issued violation of the preemptive rights of any holders of any security the Company or similar contractual right granted by the Company. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

(m)           The Securities and Representatives’ Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities and the Representatives’ Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  When paid for and issued in accordance with the Representatives’ Warrant, the underlying Shares will be validly issued, fully paid and non-assessable; and the holders thereof are not and will not be subject to personal liability by reason of being such holders; the underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representatives’ Option Agreement has been duly and validly taken.

(n)           Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(o)           Each of this Agreement and the Representatives’ Warrants has been duly and validly authorized by the Company and constitutes (or will constitute when issued) the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p)           The execution, delivery, and performance by the Company of this Agreement and the Representatives’ Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation (the “Certificate of Incorporation”) or the Bylaws of the Company, as may be amended from time to time; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

(q)           No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of the Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

(r)           Except as disclosed in the Prospectus, the Company has all requisite corporate power and authority and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus.  The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s)           The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Representatives’ Warrants, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

(t)           To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors, and 5% or greater stockholders (“Initial Stockholders”) and provided to the Underwriters is true and correct in all respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in all material respects.

(u)           There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Initial Stockholder which has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing of the Shares and Common Stock on the Nasdaq Capital Market.

(v)           The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

(w)           The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

(x)           Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(y)           The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the prior payment of $__________ to NSC, the Representatives, and payments to the Underwriters as provided hereunder in connection with the Offering.

(z)           The Company will not pay any of the net proceeds of the Offering to any participating FINRA member or its affiliates, except as specifically authorized herein.

(aa)           To the Company knowledge, and except as set forth in the Prospectus, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representatives and their counsel if it learns that any officer, director, or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of an FINRA member participating in the Offering.

(bb)           Neither the Company nor any of the directors, employees, or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(cc)           Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(dd)           No Initial Stockholder, employee, officer, or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially adversely affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(ee)           Annex 2 to this Agreement sets for the ownership of all direct and indirect subsidiaries of the Company (each a “Subsidiary” and together the “Subsidiaries”).  All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of the property or the conduct of business requires such qualification, except when the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

(ff)           There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(gg)           The Company has obtained and delivered to the Representatives the agreement (the “Lock-up Agreements”) of each of its officers, directors and 5% shareholders that he will not, without the prior written consent of the Representatives, during the eighteen (18) month period after the effective date of the Prospectus, offer, sell, contract to sell, make short sales of, loan, grant any option or contract to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether these shares or any such securities are then owned by the person or are thereafter acquired, directly from the Company without the consent of the Representatives.

(hh)           The Board of Directors of the Company is comprised of the persons set forth under the heading of the prospectus captioned “Management.”  The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Capital Market.

(ii)           The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(jj)           The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

3.           Covenants of the Company.  The Company covenants and agrees as follows:

(a)           The Company will cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

(b)           The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purchase; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, or the Exchange Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(d)           For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of its Common Stock, the shares underlying the Representatives’ Option Agreement under the provisions of the Exchange Act.  The Company will not deregister its Common Stock under the Exchange Act without the prior written consent of the Representatives.

(e)           The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, without prior consent of the Representatives.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

(f)           The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Securities and Representatives’ Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

(g)           The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

(h)           The Company shall retain a financial public relations firm reasonably acceptable to the Representatives for a term to be agreed upon by the Company and the Representatives.

(i)           The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time, and will notify the Representatives immediately and confirm the notice in writing:  (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of  any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3(i) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statement therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

(j)           For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representatives, upon reasonable request, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representatives:  (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each Registration Statement; (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and their counsel in connection with the Representatives’ receipt of such information.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representatives pursuant to this Section.

(k)           For a period of three years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representatives (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Continental Stock Transfer and Trust Company is acceptable to the Underwriters to act as Transfer Agent for the Company’s Shares.

(l)           During such time as the Securities are listed on Nasdaq Capital Market the Company shall provide to the Representatives, at its expense, such reports published by the Nasdaq Capital Market relating to price trading of the Securities, as the Representatives shall reasonably request.

(m)           The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, the following:  (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Securities and the Representatives’ Securities, including any transfer or other taxes payable thereon; (iii) filing fees, costs and expenses (excluding fees of the Representatives’ counsel) incurred in registering the Offering with the FINRA; (iv) costs of placing “tombstone” advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representatives not to exceed $10,000 in the aggregate; (v) fees and disbursements of the Transfer Agent; (vi) all expenses incurred in connection with any road shows and any “due diligence” meetings arranged by the Representatives, including a videotape or PowerPoint presentation; (vii) the preparation, binding and delivery of transaction closing books, in form and style reasonably satisfactory to the Representatives, and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representatives not to exceed $5,000 in the aggregate; (viii) fees and disbursements of counsel to the Representatives; (ix) the cost of an investigation search firm that conducted an investigation of the principals of the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder.  Upon a written notice given to the Company at least two (2) days prior to such deduction, the Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representatives and others.  If the Offering contemplated by this Agreement is not consummated for any reason whatsoever for reasons not attributable to the Underwriters, then the Company shall reimburse the Underwriters in full for their out of pocket expenses, including, without limitation, its legal fees and disbursements and “road show” and due diligence expenses.  The Representatives shall retain such part of the non-accountable expense allowance (described below in Section 3(k) previously paid as shall equal its actual out-of-pocket expenses and refund the balance.  If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

(n)           The Company further agrees that, in addition to the expenses payable pursuant to Section 3(j), on the Closing Date it will pay to the Representatives a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the Offering (less any amounts previously paid, including $______ previously paid to the Representatives by deduction from the proceeds of the Offering.  In the event the Offering is terminated, any portion of the non-accountable expense previously paid to the Representatives will be returned to the Company to the extent not applied to expenses actually incurred by the Representatives in accordance with NASD Conduct Rule 5110(f)(2)(D).

(o)           The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

(p)           The Company will make generally available to its security holders as soon as practicable, but not later than forty-five (45) days after the end of the period covered thereby, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

(q)           Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r)           The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)           For a period of three (3) years from the Effective Date, the Company shall retain JSW or other independent public accountants reasonably acceptable to the Representatives.

(t)           The Company shall immediately advise the Representatives if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

(u)           All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

(v)           The Company will reserve and keep available the maximum number of its authorized but unissued shares of Common Stock that are issuable upon exercise of the Representatives’ Warrant.

(w)           On the Closing Date, the Company shall enter into a Financial Advisory Agreement with the NSC (the “Consulting Agreement”) whereby the Company will agree to pay the NSC a financial consulting fee of $2,500 per month for each of the next succeeding 24 months. The entire 24-month consulting fee ($60,000) will be due and payable on the Closing Date.

(x)           The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.

(y)           The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transaction contemplated by this Agreement.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

(a)           The Registration Statement has been declared effective on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)           By the Effective Date, the Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(c)           No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to Section 3(e) hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the best of the Company’s knowledge, shall be contemplated.

(d)           On the Closing Date the Company’s Common Stock, including the Securities, shall have been approved for listing on the Nasdaq Capital Market.

(e)           The Representatives’ covenants with the Company, the Underwriters will not use, authorize the use of, referred to, or participate in the planning for the use of a “Free Writing Prospectus” as defined in Rule 405 of the Securities Act, which term includes use of any written information furnished by the SEC to the Company not incorporated by reference into the Registration Statement, without the prior written consent of the Company.  Any such Free Writing Prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

(f)           On the Effective Date, Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Cozen O’Connor, counsel to the Company, dated such respective date, addressed to the Representatives and in previously agreed upon form and substance reasonably satisfactory to counsel to the Underwriters.

(g)           On the Effective Date, the Closing Date and the Option Closing Date, if any, the Representatives shall receive the favorable opinion of _________________, counsel to the Company, dated such respective date addressed to the Representatives and in previously agreed upon form and substance reasonably satisfactory to counsel to the Underwriters as to PRC and Hong Kong law matters.

(h)           The Company shall have obtained a five (5) year key man life insurance policy in the amount of $5 Million insuring the life of the Company’s president and chief executive officer.

(i)           At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representatives and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to counsel to the Underwriters from JSW dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)           Confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)           Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Regulations thereunder;

(iii)           Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the December ___, 2008, balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from December __, 2008, to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the immediately preceding year and as compared with the corresponding period in the immediately preceding quarter, other than as set forth in or contemplated by the Registration Statement or, if there was any such decrease, setting forth the amount of such decrease;

(iv)           Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks and related parties);

(v)           Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)           Stating that they have not, since the Company’s formation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation, as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)           Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

(j)           At each of the Effective Date, the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the President and the Secretary or Assistant Secretary of the Company, dated the Effective Date, the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Effective Date, the Closing Date, or the Option Closing Date, as the case may be; (ii) the conditions set forth in Section 4(h) hereof have been satisfied as of such date; (iii) as of Effective Date, the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct; (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

(k)           At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the copies of the Bylaws and Certificate of Incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(l)           Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects of the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)           On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Representatives’ Warrants.

(n)           All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel to the Underwriters.

(o)           The Company has delivered to the Representatives the Lock-up Agreements referred to in Paragraph 2(gg).

(p)           The Company shall have received notice that the Securities are eligible to be listed on the Nasdaq Capital Market as of the Effective Date.

5.           Indemnification.

(a)           Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives’ Warrants; (iii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iv) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq Capital Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Securities Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3(g) hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors, or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

(b)           If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses.  Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there will be material defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement on behalf of the Company of such action, which approval shall not be unreasonably withheld.

(c)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters, by the provisions of Section 5(b).

(d)           In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section 5(d), each director, officer, and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

(e)           Within fifteen (15) days after receipt by any party to this Agreement (or its Representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section 5(e) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5(e) are several and not joint.

6.           Default by an Underwriter.

(a)           If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b)           In the event that the default addressed in Section 6(a) above relates to more than ten percent (10%) of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein.  If within one business day after such default relating to more than 10% of the Firm Shares or Option Shares you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms.  In the event that neither you nor the Company arranges for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3(p) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

(c)           In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8.           Effective Date of this Agreement and Termination.

(a)           This Agreement shall become effective when both the Company and the Representatives have executed the same and delivered counterparts of such signature to the other party.

(b)           You shall have the right to terminate this Agreement at any time prior to any Closing Date (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) if trading on the Nasdaq Stock Market, the NYSE Amex LLC (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (iii) if the United States shall have become materially involved in a new war or an increase in major hostilities; (iv) if a banking moratorium has been declared by a New York State or federal authority; (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities; (vii) if the Company is in material breach of any of representations, warranties or covenants hereunder; or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(c)           In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(m) hereof.

(d)           Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.           Miscellaneous.

(a)           All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or faxed and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representatives:

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
Attention:  _______________________

Newbridge Securities Corporation
1451 West Cypress Creek Road
Fort Lauderdale, Florida 33309
Attention:  Douglas Aguililla

With copy to (which shall not constitute notice to the Representatives):

Roetzel & Andress, LPA
350 East Las Olas Boulevard
Las Olas Centre II, Suite 1150
Fort Lauderdale, Florida 33301
Attention:  Joel D. Mayersohn, Esq.

If to the Company:

Andatee China Marine Fuel Services Corporation
Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xingang District Dalian
People’s Republic of China
Attention:  __________________

Copy to (which shall not constitute notice to the Company):

Cozen O’Connor
1627 I Street, NW, Suite 1100
Washington, DC 20006
Phone:  (202) 912-4800
Attention:    Ralph V. DeMartino, Esq.
       F. Alec Orudjev, Esq.

(b)           The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c)           This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d)           This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e)           This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

(f)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws.  The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts in Broward County in the State of Florida of the United States of America, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10(a) hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(g)           This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h)           The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

Signature Page

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

By:

President and Chief Executive Officer

Accepted on the date first above written.

NEWBRIDGE SECURITIES CORPORATION
Acting severally on behalf of itself and as
a Representative of the several Underwriters
named in Schedule I annexed hereto

By:
Guy S. Amico, President

RODMAN & RENSHAW, LLC
Acting severally on behalf of itself and as
a Representative of the several Underwriters
named in Schedule I annexed hereto

By:
Name:
Title:

SCHEDULE I

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

__________ Shares

Underwriter	Number of Firm Shares to be Purchased

TOTAL:

ANNEX 2

Subsidiaries

Name	Jurisdiction of Incorporation